PATRIOT BERRY FARMS INC.
EXECUTIVE AGREEMENT

This **AGREEMENT** effective this 1ST day of August 2013 (the "Effective Date") is entered into by and between Mr. Anthony DiMeo III, 3101 Nesco Road, Hammonton N.J. 08037 (hereinafter "Executive") and Patriot Berry Farms, 7380 Sand Lake Road, Suite 500, Orlando, FL 32819 (hereinafter "Company"). (The Company and Executive each a "Party", and collectively the "Parties").

WHEREAS, the Company wishes to engage an expert in the field of Blueberry agriculture, and the Company has independently determined the Executive has the particular expertise, training and experience to provide the necessary services to the Company; and

WHEREAS, the Company desires to engage the services of the Executive for a 24 month initial period to act as Director of Farming of the Company.

NOW, THEREFORE in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

1. CONSULTING SERVICES:

Executive shall act as the Company's Director of Farming, by providing consulting services to the Company which shall include, but not be limited to:

a. Helping identify new farms, or land to convert into farms to be purchased; and

b. Advising the Company on the feasibility of potential farm purchases; and

c. Participating in negotiations for farm purchases; and

d. Helping improve the Company's berry farming operations to ensure the farms are operating efficiently; and

e. Helping develop Berry distribution; and

f. Performing certain public relations duties such as video interviews, etc.

g. Advising the CEO on general business plans and strategies for the Berry agriculture industry.

All travel required of Executive by Company must be arranged as much in advance as possible and with an itinerary agreed upon by the Parties.

Executive will fly economy fare whenever the flight time is less than three (3) hours. Flights with an agreed-upon itinerary may be paid for by Executive (and reimbursed by Company

pursuant to section 4 for this agreement) or Company. Any frequent flyer miles accrued remain property of Executive.

Executive hereby agrees to:

- Perform and complete consulting services with due diligence .
- Perform and complete the consulting services within time frames mutually agreed-upon between Executive and the Company.
- Parties agree Executive has expertise in Berry Agriculture and has his own Blueberry operation. Company agrees Executive will continue to actively manage his own operation during the Term of this Agreement.

2. TERM / TERMINATION:

2(a) Term. This Agreement shall commence on the effective date and remain effective for 24 months.

2(b) Termination by the Company for Cause. Company may terminate Executives employment with Company under this Agreement for Cause at any time without notice and without any payment to Executive whatsoever, save and except for the payment of any Compensation (as defined in Section 4 of this Agreement) accrued but unpaid up to the termination date, if Executive engages in any of the following conduct (termination for "Cause"): (i) the breaching of any material provision of this Agreement after Company has given Executive not less than 30 days written notice of such breach and a period of not less than 30 days to correct, or cause to be corrected, such breach; (ii) knowing and intentional misappropriation of funds or property of Company or its affiliates; (iii) engaging in conduct, even if not in connection with the performance of the duties hereunder, which might be reasonably expected to result in any effect materially adverse to the interests of Company or any of its affiliates, such as fraud, dishonesty, conviction (or a judicial finding of evidence sufficient to convict) of any felony; (iv) failing to fulfill and perform the duties assigned to Executive in accordance with the terms herein after Company has given Executive period of not less than 15 days notice of such failure and a period of not less than 15 days to correct, or cause to be corrected, such failure; and (v) failing to comply with corporate policies of Company that are promulgated from time to time by Company, provided, however, that Company shall not be unreasonably arbitrary in its enforcement of corporate policies with respect to Executive.

2(c) Insolvency. This Agreement shall terminate, without notice, (i) upon the institution by or against either Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of either party's debts, (ii) upon either Party making an assignment for the benefit of creditors, or (iii) upon either Party's dissolution or ceasing to do business.

3. TIME DEVOTED BY CONSULTANT

It is anticipated the Executive shall spend as much time as deemed necessary by the Executive in order to perform the obligations of this agreement. Time for consulting includes but is not limited to telephone calls, correspondence, emails, meetings, research,, review and drafting of documents or reports, site visits, and travel. The timing for provisions of service or activities related to this Agreement will be mutually agreed upon by Executive and the Company.

4. PAYMENT FOR SERVICES

Fees: in consideration for the consulting services to be performed by Executive under this Agreement, the Company will pay Executive at the flat rate of $5000 per month for time spent on consulting services (the "Compensation"). This amount includes all aforementioned consulting services.

On the 12 month anniversary of the Effective Date of this Agreement, the Executive will be evaluated to determine whether he is entitled to an increase in compensation.

Payment to the Executive will be set up as monthly salary compensation by a direct mail wire transfer to a banking account specified by the Executive.

The Company will not be sent an invoice for the monthly salary compensation. Payment will be due in the above bank account on the first day of each month during the 24 month contract. Any fees incurred for cost of wire transfer at the Company's bank must be paid for by the Company, any fees incurred for wire transfers into Executive's account is the Executive's responsibility.

In addition, the Company agrees to provide Executive with a Bonus of 50,000 shares of restricted stock in the Company upon signing this Agreement. The Executive will receive an additional bonus of 50,000 shares of Stock on August 1, 2014.

The Executive understands the shares have not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws and are being transferred to the Executive in reliance upon specific exemptions from the registration requirements of federal and state securities laws. Executive covenants and agrees he shall not transfer any of the Shares in a transaction that is not registered under the Securities Act, unless an exemption from registration and qualification requirements is available under the Securities Act and applicable state securities laws and the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required. Executive understands that certificates representing the Shares will be endorsed with the following legend, together with any other legends reasonably required by counsel for the Company:

THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE - SECURITIES ACT) AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED

BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING SUCH SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

b. Expenses: additionally, the Company will pay Executive for the following expenses incurred while the Agreement between the Executive and the Company exists: all travel expenses to and from Executive's place of work (Hammonton, New Jersey) to the Company's farms as requested for on-site visits including: miscellaneous travel expenses (flights, parking tolls rental car if required by the Company, etc.) and meal and lodging expenses. In addition, Company will be billed for any telephone charges, courier fees and any other costs or expenses if Company's request. (such purchases will be preapproved by company via email) . Executive will provide an invoice and receipts for all reimbursable expenses with payment due in the month following presentation of asked receipts. No expenses shall be reimbursed to Executive unless receipts for such expenses are presented to the company within 60 days of the date in which the expenses are incurred. Company agrees to prepay any approved air transportation. Executive will have an initial $2,000 expense account which will be replenished monthly by the Company.

5. INDEPENDENT CONTRACTOR

Executive shall perform all consulting services hereunder as an independent contractor and nothing contained herein shall be deemed to create any partnership, association, joint venture or relationship of principal and agent or employer and employee between the parties hereto or any affiliates or subsidiaries thereof, or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on the other party. Executive also agrees not to be treated, or seek to be treated, as an employee of the Company for any purposes, including for the purposes of fringe benefits provided by the Company, or for disability income, or Social Security taxes and benefits, federal unemployment compensation taxes, state unemployment insurance benefits, and federal income taxes tax withholding. Executive hereby represents that Executive has and that all times will maintain timely payments of all taxes due to the Internal Revenue Service and all other governmental agencies, including withholding and all other taxes in the USA.

Company shall not be responsible for any federal, state, or local taxes based on Executives income. Company shall defend and indemnify Executive for all costs, expenses, and attorney fees as a result of any claim, mediation, arbitrating or lawsuit commenced or threatened against Executive as a result of his performance of his duties as outlined in the Agreement.

6. PROPRIETARY OR CONFIDENTIAL INFORMATION

In the course of performing consulting services, the Parties recognize the Executive may come in contact with or become familiar with information which the Company or its subsidiaries or affiliates may consider confidential. This information may include, but is not limited to, information pertaining to the Company's production systems, discoveries, inventions, marketing, and financial information which may be of value to a competitor. It is hereby agreed that the Company may designate certain or all disclosed information as confidential for purposes of this Agreement. Executive agrees to keep all such information confidential and not to discuss or divulge to anyone other than appropriate Company personnel or their designee. Parties also agree as a result of Executives expertise in Berry Agriculture, Company will not disseminate the subject of Executive's expertise or of his business organization, and hold such information confidential.

Confidential information does not include: information which becomes generally available to the public other than as a result of a disclosure by the Executive; information which is generally known to knowledgeable businesspeople involved in the business conducted by the Company other than as a result of a disclosure by the Executive in violation of this part; information that was available to the Executive on a non-confidential basis prior to its disclosure to the Executive by the Company; or information that becomes available to the Executive on a non-confidential basis from a person or entity other than that Company, unless such disclosure by that person is itself in breach of a confidentially commitment made directly or indirectly by the Company.

If Executive is required to disclose the confidential information in response to a valid order by a court or other governmental body, or as otherwise required by law or is necessary to establish the rights of either party under this agreement, Executive agrees to provide the Company with prompt written notice thereof as to provide the Company with a reasonable opportunity to protect such confidential information.

The parties acknowledge and agree irreparable damage could occur in the event any of the provisions of this Section 5 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed either Party may be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of Section 5 of this Agreement, and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or in equity.

7. LIMITATIONS OF LIABILITY

Except for claims arising out of the gross negligence or intentional malfeasance of either party, neither party shall have liability for any claims resulting to this agreement in excess of the compensation paid to the Executive during this Agreement.

8. AGREEMENT

This Agreement contains the complete agreement concerning the subject matter herein, and supersedes all other agreements between the parties. The parties stipulate neither has made any representations respect to the subject matter of this agreement or any representation, including the execution and delivery hereof, except such representations as are specifically set forth herein, and each of the parties heretofore acknowledges that he or it is relied on his or its own judgment in entering into this Agreement. The Parties hereto for further acknowledge that any statement or representation that may have been made by either party to the other are of no effect and neither party is relied thereon in connection with his or its dealings with the other.

9. GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, USA.

10. MANDATORY BINDING ARBITRATION

Any, controversy, dispute or claims arising out or relating to this Agreement, or the alleged breach thereof, or relating to Executive's activities or remuneration under this agreement, shall be settled solely by binding arbitration in New Jersey, USA, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be binding on the parties, and may be entered in any court having appropriate jurisdiction. If the amount in dispute by the Parties exceeds $15,000, either party may request the dispute be decided by a three arbitrator panel. Each party hereby surrenders any right it may have trial by jury. The parties shall equally bear the cost of arbitration, unless, in its sole discretion of the arbitrators, the cost shall be borne equally.

11. SIGNATURES

Each party represents the person signing this agreement has full authority to sign and bind each party for whom the person is signing.

12. SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision or any enforceable part of any provision of this agreement

13. CAPTIONS AND HEADINGS

The captions and headings in this Agreement are for reference and navigation purposes only, and shall not operate as a waiver of any provision of this agreement.

14. WAIVER

Failure to enforce any provision of this agreement shall not operate as a waiver of any provision or any other provision in this agreement.

15. TIME IS OF THE ESSENCE

Time is of the essence in the performance of the provisions, covenants and restrictions of this agreement.

16. COUNTERPARTS

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all which together shall constitute one and the same instrument.

17. NOTICES

Any notice or communication permitted or required regarding this Agreement shall be deemed effective when sent by email, by facsimile, or personally delivered or sent by carrier or first class mail properly addressed to the appropriate party at the address set forth below.

a. Notices to Executive: 3101 Nesco Road, Hammonton, N.J. 08037.

b. Notices to the Company: Attention Alex Houstoun-Boswell, President, Patriot Berry Farms, INC., 7380 Sand Lake Road, Suite 500, Orlando, FL 32819; alex@patriotberry.com.;

with a copy to Befumo & Schaeffer, PLLC, 1629K Street NW, Suite 300, Washington, D.C. 20006: Andrew@befumolaw.com

c. No notice provided to the Company shall be effective unless and until such notice is provided to Befumo & and Schaeffer. PLLC.

IN WITNESS WHEREOF, the parties hereto have executive executed this agreement as of the day and date first set forth above.

COMPANY

BY:________________________

Alex Houstoun-Boswell
President, Patriot Berry Farms, Inc.

CONSULTANT

BY:________________________

Anthony DiMeo III